AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment (the “Amendment”) is entered into and effective as of the [___] day of [___], 2025 (the “Effective Date”) amending the Administration Agreement dated November 1, 2023 (the “Agreement”), by and between State Street Bank and Trust Company (the “Administrator”) and each Delaware limited liability company listed on Schedule A1 attached thereto (each, a “Company”, and together with the Administrator, the “Parties”, and each a “Party”).

W I T N E S S E T H:

WHEREAS, each Company consists of respective classes of units as listed in Schedule A2 to the Agreement; and

WHEREAS, each Company desires to amend the Agreement to update the list of classes set forth in Schedule A2 thereto.

NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Amendment and Restatement of Schedule A2. Effective as of the Effective Date, Schedule A2 to the Agreement is deleted in its entirety and replaced with the Amended and Restated Schedule A2 attached to this Amendment, which Schedule A2 may be supplemented or modified by the Parties from time to time in writing, which upon execution and delivery shall form a part of the Agreement.

2.	Defined Terms. Terms used in this Amendment but not defined herein shall have the meaning ascribed to them in the Agreement.

3.	One Agreement. Except as amended herein, no other terms or provisions of the Agreement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

4.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

5.	Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Administration Agreement to be executed by a duly authorized officer as of the date set forth above.

PARTNERS GROUP GROWTH, LLC

By:
Name:
Title:

By:
Name:
Title:

PARTNERS GROUP GROWTH SUBHOLDING, LLC

By:
Name:
Title:

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

AMENDED AND RESTATED

SCHEDULE A2

Listing of Classes

Class A

Class I

Class S

Class M